UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2017 (July 17, 2017)

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2017, Barnes & Noble, Inc. (the “Company”) issued a press release announcing that David S. Deason resigned from his position as Vice President of Development of the Company, effective as of July 17, 2017.

In connection with Mr. Deason’s resignation from employment, the Company and Mr. Deason have entered into a Consulting Agreement, dated July 18, 2017 (the “Consulting Agreement”), pursuant to which the Company and Mr. Deason have agreed that Mr. Deason will provide consulting services to the Company until the later of (a) 30 days after receipt by either party of written notice from the other party of an intent to terminate the consulting services or (b) December 31, 2017.  Pursuant to the Consulting Agreement, Mr. Deason will provide analysis, review, negotiation and strategic management services to the Company’s existing store portfolio/real estate.  In addition, Mr. Deason will identify and develop new store opportunities.

Under the Consulting Agreement, Mr. Deason will be paid a monthly fee of $35,000, which will be pro-rated for partial months.  Such monthly fee is guaranteed to be paid in all events through December 31, 2017.  In addition, Mr. Deason will be eligible to continue his medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, until December 31, 2017 at the subsidized employee premium rate.  Mr. Deason will also be reimbursed for reasonable business expenses.

Under the terms of the Consulting Agreement, Mr. Deason has agreed not to (i) during the consultancy period and one year thereafter, recruit or hire any Company employee assigned to Mr. Deason during the consultancy period or (ii) during the consultancy period and six months thereafter, perform services for any competitor of the Company.  Mr. Deason is also bound by a perpetual confidentiality covenant and a covenant pursuant to which Mr. Deason agrees that the Company will own all rights to work product created by Mr. Deason during the consultancy period.

The foregoing description of the Consulting Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Consulting Agreement, which will be filed as an exhibit to the Company’s periodic report filed pursuant to the Securities Exchange Act of 1934, as amended, for the quarter ending July 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: July 18, 2017	By:	/s/ Bradley A. Feuer
Name: Bradley A. Feuer
Title: Vice President, General Counsel &
Corporate Secretary